Exhibit 10.5
Execution Version
FIRST REPRICING AGREEMENT TO THE SYNDICATED FACILITY AGREEMENT
FIRST REPRICING AGREEMENT dated as of December 19, 2024 (this “Agreement”), to that certain SYNDICATED FACILITY AGREEMENT, dated as of November 24, 2023 (as amended by the First Incremental Assumption Agreement, dated as of March 14, 2024, and as amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among FLUTTER ENTERTAINMENT PLC, a public limited company incorporated in Ireland with registration number 16956 and registered office at Belfield Office Park, Beech Hill Road, Clonskeagh, Dublin 4, Ireland (the “Company”), PPB TREASURY UNLIMITED COMPANY, a private unlimited company incorporated in Ireland with registration number 638040 and registered office at Belfield Office Park, Beech Hill Road, Clonskeagh, Dublin 4, Ireland (“PPB”), BETFAIR INTERACTIVE US FINANCING LLC, a Delaware limited liability company organised in Delaware with registration number 7163791 (“Betfair”), TSE HOLDINGS LIMITED, a private limited company incorporated in England & Wales with registration number 05172296 and registered office at One Chamberlain Square Cs, Birmingham, United Kingdom, B3 3AX (“TSEH”), FANDUEL GROUP FINANCING LLC, a Delaware limited liability company organised in Delaware with registration number 7163797 (“FanDuel” or “Co-Borrower”) and FLUTTER FINANCING B.V., a besloten vennootschap met beperkte aansprakelijkheid incorporated under the laws of the Netherlands, having its official seat (statutaire zetel) in Amsterdam, the Netherlands, and registered with the Dutch Trade Register under number 77893107 (“Flutter Finance”) (each of the Company, PPB, Betfair, TSEH, FanDuel and Flutter Finance, a “Borrower” and together the “Borrowers”), the LENDERS party hereto, and J.P. MORGAN SE (“JPM”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
R E C I T A L S
WHEREAS, the Borrowers named therein, the Administrative Agent, the Collateral Agent, the lenders from time to time party thereto and various other parties have previously entered into the Existing Credit Agreement (the Existing Credit Agreement as amended by this Agreement, the “Credit Agreement”);
WHEREAS, the Company has requested that the Lenders consent to reduce the Applicable Margin with respect to the Term B Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement on the First Repricing Effective Date (as defined below) (the “Existing Term B Loans”) on the terms, and subject to the conditions, set forth in this Agreement and in the Credit Agreement (the “Repricing”);
WHEREAS, to effectuate the Repricing, the TLB Borrowers have requested that the Existing Credit Agreement be amended so as to, among other things, incur Refinancing Term Loans under Section 2.21 thereof consisting of new Term B Loans in an aggregate principal amount of $3,885,017,187.50 (the “2024 Refinancing Term B Loans” and, the commitments with respect thereto (including, for avoidance of doubt, the commitments of any 2024 Refinancing Term B Rollover Lender (as defined below), the “2024 Refinancing Term B Commitments”) denominated in Dollars on terms substantially consistent (except as modified herein) with the terms and conditions set forth in the Existing Credit Agreement, and which shall constitute a single fungible Class of Term B Loans;

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WHEREAS, the TLB Borrowers have requested that such 2024 Refinancing Term B Loans be provided by banks or other financial institutions that become Lenders or are existing Lenders under the Existing Credit Agreement (such Persons committing to provide and providing any such 2024 Refinancing Term B Loans on the First Repricing Effective Date, including the 2024 Refinancing Term B Rollover Lenders, the “2024 Refinancing Term B Lenders”);
WHEREAS, on the First Repricing Effective Date, the TLB Borrowers shall borrow the 2024 Refinancing Term B Loans and use the proceeds thereof (the “Term B Loan Refinancing”) (i) first, to refinance the Existing Term B Loans that are held by Lenders that are 2024 Refinancing Term B Rollover Lenders that have consented to this Agreement and (ii) second, after giving effect to the refinancing in clause (i) above, to make a prepayment in full of Existing Term B Loans held by the other existing Lenders;
WHEREAS, each Lender holding an Existing Term B Loan (each such Lender, an “Existing Term B Lender”) may elect to exchange and convert all, but not less than all (or the principal amount of 2024 Refinancing Term B Loans allocated by the Left Lead Arranger (as defined below), to such Lender, such amount the “Allocated Amount”), of the principal amount of each such Lender’s Existing Term B Loan into a 2024 Refinancing Term B Loan by executing and delivering a signature page hereto titled “Lender Signature Page to the First Repricing Agreement Relating to the Syndicated Facility of Flutter Entertainment plc” (each, an “Existing Term B Lender Consent”, and each Lender executing an Existing Term B Lender Consent, a “2024 Refinancing Term B Rollover Lender”) and each 2024 Refinancing Term B Rollover Lender will be deemed to have agreed to the terms of this First Repricing Agreement and the Credit Agreement;
WHEREAS, each Person listed on Schedule 1 hereto is a 2024 Refinancing Term B Lender and is willing to provide a 2024 Refinancing Term B Loan in the amount set forth on Schedule 1 hereto on the terms and conditions hereof;
WHEREAS, each 2024 Refinancing Term B Lender (i) consents to this Agreement and the Credit Agreement and (ii) agrees to make 2024 Refinancing Term B Loans as set forth in Section 3 hereof on the terms and subject to the conditions of this Agreement;
WHEREAS, the TLB Borrowers, the Administrative Agent, the 2024 Refinancing Term B Lenders, and the other parties hereto desire to consent to the Term B Loan Refinancing and the other amendments and modifications to the Existing Credit Agreement as set forth herein; and
WHEREAS, in connection with the arrangement of the 2024 Refinancing Term B Loans, (i) J.P. Morgan SE (together with any of its affiliates) is acting as left lead and global coordinator (in such capacity, the “Left Lead Arranger”) and (ii) Bank of America, N.A., London Branch, Barclays Bank PLC are acting as the other global coordinators, Wells Fargo Securities, LLC are acting as lead right and Bank of America, N.A., London Branch, Barclays Bank PLC, Citibank, N.A., Goldman Sachs Bank USA, Lloyds Bank PLC, NatWest Markets PLC, Mediobanca – Banca Di Credito Finanziario S.P.A., Banco Santander, S.A., London Branch, Citizens Bank, N.A., Mizuho Bank, Ltd., and Goodbody Stockbrokers UC (in each case, together with any of their affiliates), are acting as other bookrunners (each such

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institution in such capacities, each a “First Repricing Arranger” and together the “First Repricing Arrangers”).

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Defined Terms; Rules of Construction. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Existing Credit Agreement. The rules of construction specified in Section 1.02 of the Existing Credit Agreement shall apply to this Agreement, including the terms defined in the preamble and recitals hereto.
SECTION 2. 2024 Refinancing Term B Loans.
(a)Subject to the terms and conditions set forth herein and in the Credit Agreement, each 2024 Refinancing Term B Lender severally agrees (x) to make 2024 Refinancing Term B Loans to the TLB Borrowers on the First Repricing Effective Date in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 hereto with respect to such Loans and (y) to become a party (if not already a party) to the Credit Agreement; provided that such commitments to make 2024 Refinancing Term B Loans and obligations to make 2024 Refinancing Term B Loans are several and no 2024 Refinancing Term B Lender shall be responsible for any other 2024 Refinancing Term B Lender’s failure to make 2024 Refinancing Term B Loans. The proceeds of the 2024 Refinancing Term B Loans are to be used by the Borrowers solely for the purposes set forth above. Amounts borrowed under this Section 2(a) and repaid or prepaid may not be reborrowed. For the avoidance of doubt, the 2024 Refinancing Term B Loans shall be a single tranche of Term B Loans.
(b)The Company or the applicable Borrower shall give the Administrative Agent, a notice of borrowing (“Borrowing Notice”) as required by Section 2.03 of the Credit Agreement requesting that the 2024 Refinancing Term B Lenders make the 2024 Refinancing Term B Loans on the First Repricing Effective Date and specifying the amount and currency to be borrowed. Upon receipt of the Borrowing Notice, the Administrative Agent shall promptly notify each 2024 Refinancing Term B Lender thereof. Not later than 10:00 a.m., New York City time, on the First Repricing Effective Date, each applicable 2024 Refinancing Term B Lender (other than a 2024 Refinancing Term B Rollover Lender) shall make available to the Administrative Agent an amount in immediately available funds equal to the 2024 Refinancing Term B Loans to be made by such 2024 Refinancing Term B Lender.
(c)This Agreement constitutes notice by the Borrower to the Administrative Agent of prepayment in full of the Existing Term B Loans on the First Repricing Effective Date, and the Administrative Agent hereby acknowledges receipt of such notice as of the First Repricing Effective Date; provided that such notice shall be automatically rescinded if the First Repricing Effective Date does not occur.
(d)From and after the First Repricing Effective Date, for all purposes of the Credit Agreement and the other Loan Documents, (i) the 2024 Refinancing Term B Loans shall be deemed to be “Term Loans” and “Term B Loans”, (ii) the term loan facilities provided pursuant to this Agreement shall be deemed to be the “Term B Facility”, and (iii) each 2024 Refinancing Term B Lender (including each 2024 Refinancing Term B Rollover Lender) shall be deemed to be a “Term Facility Lender” and “Term B Lender” with outstanding “Term Loans” and “Term B Loans” under the Credit Agreement.
(e)Unless previously terminated, the commitments of the 2024 Refinancing Term B Lenders pursuant to Section 2(a) hereof shall terminate upon the making of the 2024 Refinancing Term B Loans on the First Repricing Effective Date.

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(f)All accrued and unpaid interest on, and all other amounts owing in respect of, the Existing Term B Loans of each 2024 Refinancing Term B Rollover Lender (less the Allocated Amounts) shall be repaid in full in cash on the First Repricing Effective Date. The Existing Term B Loans of each Lender under the Existing Credit Agreement that is not a 2024 Refinancing Term B Rollover Lender and the Existing Term B Loans of each 2024 Refinancing Term B Rollover Lender in excess of the Allocated Amount shall be repaid in full in cash on the First Repricing Effective Date, together with all accrued and unpaid interest on, and all other amounts owing in respect of, such Existing Term B Loans.
(g)The 2024 Refinancing Term B Commitments and the 2024 Refinancing Term B Loans shall be deemed to have been provided or made in accordance with Section 2.21 of the Existing Credit Agreement and, for all purposes of the Credit Agreement and the other Loan Documents, each 2024 Refinancing Term B Lender agrees that it shall (x) be bound by the terms and conditions of the Credit Agreement and the other Loan Documents and (y) have all of the rights and obligations of a “Lender” and a “Term Lender” under the Credit Agreement and the other Loan Documents.
(h)Notwithstanding anything in the Credit Agreement to the contrary, the Administrative Agent is hereby authorized to take all actions as it may reasonably deem to be necessary to ensure that the 2024 Refinancing Term B Loans constitute one Class, and the Administrative Agent shall be authorized to mark the Register accordingly to reflect the amendments and adjustments set forth herein.
SECTION 3.Amendments to the Credit Agreement. Effective as of the First Repricing Effective Date, pursuant to Section 2.21 and Section 9.08 of the Existing Credit Agreement and subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Existing Credit Agreement is hereby amended as follows:
(a)Section 1.01 is amended by adding each of the following definitions in the appropriate alphabetical order:
““2024 Refinancing Term B Lenders” has the meaning assigned to such term in the First Repricing Agreement.

“2024 Refinancing Term B Rollover Lender” has the meaning assigned to such term in the First Repricing Agreement.

“First Repricing Agreement” shall mean the First Repricing Agreement, dated as of the First Repricing Effective Date, by and among the Borrowers, the other Loan Parties party thereto, the 2024 Refinancing Term B Lenders and the Administrative Agent.

“First Repricing Effective Date” shall mean the date on which the First Repricing Agreement became effective, which date is December 19, 2024.”

(b)Clause (b) of the definition of “Applicable Margin” is hereby amended and restated in its entirety to read as follows:
“with respect to any Term B Loans, 1.75% per annum in the case of any Daily Simple SOFR Loans or Term SOFR Loans and 0.75% per annum in the case of any ABR Loans;”

(c)Clause (d) of the definition of “Applicable Margin” shall be deleted in its entirety.

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(d)The definition of “Availability Period” is hereby amended and restated in its entirety to read as follows:
““Availability Period” shall mean (a) with respect to any Term A Loan Commitments established on the date of this Agreement, the period from and including the date of this Agreement to and including the date falling 20 Business Days after the date of this Agreement, (b) with respect to any Class of Revolving Facility Commitments (other than any Incremental Revolving Facility Commitment), the period from and including the Closing Date to and including the date falling 1 month prior to the Revolving Facility Maturity Date for such Class and, in the case of each of the Revolving Facility Loans, Revolving Facility Borrowings and Letters of Credit, the date of termination of the Revolving Facility Commitments of such Class and, (c) with respect to any Incremental Revolving Facility Commitment or Incremental Term Loan Commitment, the period specified in the Incremental Assumption Agreement pursuant to which such Lender shall have assumed the relevant Incremental Revolving Facility Commitment or Incremental Term Loan Commitment, as applicable and (d) with respect to the Term B Loan Commitments established pursuant to the First Repricing Agreement, the period specified in the First Repricing Agreement.”

(e)The definition of “Initial Term B Loan” is hereby amended and restated in its entirety to read as follows:
““Initial Term B Loan” shall mean any Term B Loan borrowed on the First Repricing Effective Date by the TLB Borrowers pursuant to the First Repricing Agreement, including all Allocated Amounts.”

(f)The definition of “Lender” is hereby amended and restated in its entirety to read as follows:
““Lender” shall mean each financial institution listed on Schedule 2.01 (in each case, other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 9.04), the 2024 Refinancing Term B Lenders, the Swingline Lenders, as well as any person that becomes a “Lender” hereunder pursuant to Section 9.04 or Section 2.21.”

(g)The definition of “Term B Loan Commitment” is hereby amended and restated in its entirety to read as follows:
““Term B Loan Commitment” shall mean, with respect to each Term B Lender, the commitment of such Term B Lender to make Term B Loans pursuant to the First Repricing Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04, and (c) increased (or replaced) as provided under Section 2.21. The initial amount of each Lender’s Term B Loan Commitment is set forth in the First Repricing Agreement or in the Assignment and Acceptance or Incremental Assumption Agreement pursuant to which such Lender shall have assumed its Term B Loan Commitment (or Incremental Term B Loan Commitment), as applicable. On the First Repricing Effective Date, there is only one Class of Term B Loan Commitments. After the First Repricing Effective Date,

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additional Classes of Term B Loan Commitments may be added or created pursuant to Incremental Assumption Agreements.”

(h)The definition of “Term B Loans” is hereby amended and restated in its entirety to read as follows:
““Term B Loans” shall mean, collectively, (a) the Initial Term B Loans made by the applicable Term B Lenders to the applicable Borrowers on the First Repricing Effective Date pursuant to the First Repricing Agreement, in Dollars, and (b) any Incremental Term B Loans in the form of Term Loans denominated in Dollars made by the Incremental Term Lenders to a Borrower pursuant to Section 2.01(d).”

(i)Section 2.01(a)(iv) is hereby amended and restated in its entirety to read as follows:
“(iv) each Term B Lender severally agrees to make the Term B Loans denominated in Dollars to the applicable Borrowers on the date of Borrowing as set out in the Borrowing Request in an aggregate principal amount not to exceed the amount of such Term B Lender’s Term B Loan Commitment on the First Repricing Effective Date; provided that the obligation of each 2024 Refinancing Term B Rollover Lender to make such Term B Loans shall be deemed satisfied by the execution and delivery of a fully completed signature page to the First Repricing Agreement by such 2024 Refinancing Term B Rollover Lender (and such Term B Loan of such 2024 Refinancing Term B Rollover Lender shall be deemed made on the First Repricing Effective Date), and the entire principal amount of such 2024 Refinancing Term B Rollover Lender’s Existing Term B Loans (in this instance only, as defined in the First Repricing Agreement) constituting an Allocated Amount (as defined in the First Repricing Agreement) shall be deemed exchanged for, and converted into, a Term B Loan on the First Repricing Effective Date.”

(j)Section 2.10(a)(i)(x) is hereby amended and restated in its entirety to read as follows:
“the Initial Term B Loans on the last day of each March, June, September and December of each year (commencing on the last day of the first full fiscal quarter of the Company ending after the Closing Date) and on the applicable Term Facility Maturity Date or, if any such date is not a Business Day, on the next preceding Business Day (each such date being referred to as a “Term B Loan Installment Date”), in an aggregate principal amount of such Term B Loans equal to (A) in the case of quarterly payments due prior to the Term B Facility Maturity Date, an amount equal to 0.25% of the aggregate principal amount of the Term B Loans funded on or prior to the First Incremental Effective Date, and (B) in the case of such payment due on the Term B Facility Maturity Date, an amount equal to the then unpaid principal amount of such Term B Loans outstanding; and”

(k)Section 2.12(e) is hereby amended and restated in its entirety to read as follows:
“In the event that, on or prior to the date that is six months after the First Repricing Effective Date, the Borrowers shall (x) make a prepayment of the Term B

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Loans pursuant to Section 2.11(a) with the proceeds of any new or replacement tranche of secured term loans that have an All-in Yield that is less than the All-in Yield of such Term B Loans (other than, for the avoidance of doubt, with respect to securitizations) or (y) effect any amendment to this Agreement which reduces the All-in Yield of the Term B Loans (other than, in the case of each of clauses (x) and (y), in connection with a Change in Control or a transformative acquisition referred to in the last sentence of this paragraph), the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable Term Facility Lenders, (A) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term B Loans so prepaid and (B) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term B Loans for which the All-in Yield has been reduced pursuant to such amendment. Such amounts shall be due and payable on the date of such prepayment or the effective date of such amendment, as the case may be. For purposes of this Section 2.12(e), a “transformative acquisition” is any acquisition by the Company or any of its Subsidiaries that is (i) not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide the Company and its Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Company in good faith.”

(l)Section 3.12(a) is hereby amended and restated in its entirety to read as follows:
“The Borrowers will use the proceeds of the Term A Loans made on or after the Closing Date to (i) refinance, purchase or otherwise discharge Indebtedness of the Group, including any Indebtedness outstanding under the Existing Credit Agreements (other than the Specified Remaining TLB Tranches, the Existing Roll-Over Letters of Credit and the Existing Ancillary Facilities and any participations rolled on a cashless basis) and the Closing Date Refinancing, (ii) finance or refinance working capital requirements and/or general corporate purposes (including the Transaction) and (iii) finance other related amounts, including fees, costs and expenses. The Borrowers will use the proceeds of the Term B Loans made on the First Repricing Effective Date for the purposes set forth in the First Repricing Agreement.”

SECTION 4.Representations and Warranties.
(a)To induce (a) each of the 2024 Refinancing Term B Lenders to provide its 2024 Refinancing Term B Commitments and to fund the 2024 Refinancing Term B Loans on the First Repricing Effective Date and, in each case, to become a party hereto and the Credit Agreement, as applicable, and (b) the Administrative Agent and the 2024 Refinancing Term B Lenders party hereto to consent to amend the Existing Credit Agreement in the manner provided herein, each Loan Party party hereto represents and warrants to the Administrative Agent, the Collateral Agent, and each 2024 Refinancing Term B Lender that, as of the First Repricing Effective Date (as defined below):
(1)this Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium,

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reorganization, fraudulent conveyance, examinership or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests of Subsidiaries that are not Loan Parties; and
(2)the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all corporate, stockholder, partnership, limited liability company or other organizational action required to be obtained by the Loan Parties party thereto and shall not (1) violate (w) any provision of law, statute, rule or regulation applicable to the Loan Parties, (x) the memorandum, certificate or articles of incorporation or association or other constitutive documents (including any partnership, limited liability company or operating agreements) or by-laws of each Loan Party party thereto, (y) any applicable order of any court or any rule, regulation or order of any Governmental Authority applicable to each Loan Party or (z) any provision of any indenture, certificate of designation for preferred stock, or other material agreement or instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound, (2) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred stock, or other material agreement or instrument, where any such conflict, violation, breach or default referred to in paragraph (1) or (2) of this paragraph (ii), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (3) result in the creation or imposition of any Lien upon or with respect to any property or assets directly or indirectly now owned or hereafter acquired by any Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.
SECTION 5.Conditions Precedent to First Repricing Effective Date. This Agreement shall become effective on the date on which the following conditions are satisfied or waived (such date, the “First Repricing Effective Date”):
(a)the Administrative Agent (or its counsel) shall have received from each Loan Party, and the 2024 Refinancing Term B Lenders (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Agreement by electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement;
(b)the Administrative Agent shall have received the documents and other evidence set forth on Schedule 2 to this Agreement;
(c)to the extent not already in possession of the 2024 Refinancing Term B Lenders, at least three Business Days prior to the First Repricing Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, and a Beneficial Ownership Certification for the Borrower to the extent that it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, that has been reasonably requested by any 2024 Refinancing Term B Lender at least ten days prior to the First Repricing Effective Date;

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(d)immediately before and after giving effect to this Agreement, no Event of Default shall have occurred or will occur and be continuing as a result of the initial borrowing or from the application of the proceeds therefrom;
(e)the representations and warranties contained in Section 4 of this Agreement and Section 3 of the Existing Credit Agreement are and will be true and correct in all material respects on and as of the First Repricing Effective Date to the same extent as though made on and as of that date (except to the extent such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” in which case such representations and warranties shall be true and correct in all respects as of such date), in each case, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or if such representations and warranties are qualified by “materiality” or “Material Adverse Effect,” such representations and warranties shall be true and correct in all respects) as of such earlier date);
(f)the Administrative Agent shall have received a certificate dated on or prior to the First Repricing Effective Date executed by a Responsible Officer of the Company confirming compliance with the conditions precedent set forth in Sections 5(d) and (e) above;
(g)the Administrative Agent shall have received a notice of Borrowing substantially in the form of a Borrowing Request (a “Borrowing Notice”), requesting that the 2024 Refinancing Term B Lenders make the 2024 Refinancing Term B Loans on the First Repricing Effective Date and specifying the amount to be borrowed;
(h)all fees required to be paid on the First Repricing Effective Date pursuant to this Agreement and other Loan Documents to the extent invoiced at least three Business Days prior to the First Repricing Effective Date shall, upon the initial borrowing of the 2024 Refinancing Term B Loans, have been paid;
(i)all accrued interest and fees with respect to the Existing Term B Loans under the Existing Credit Agreement as of the calendar day immediately prior to the First Repricing Effective Date even if not yet due and payable at such time, shall have been paid to the Administrative Agent on behalf of the applicable lenders, or shall be paid substantially concurrently with the initial Borrowing of the 2024 Refinancing Term B Loans; and
(j)the Administrative Agent shall have received a solvency certificate, substantially in the form of Exhibit C to the Existing Credit Agreement.
The making of the 2024 Refinancing Term B Loans by the 2024 Refinancing Term B Lenders hereunder shall conclusively be deemed to constitute an acknowledgment by the Administrative Agent and each 2024 Refinancing Term B Lender that each of the conditions precedent set forth in this Section 5 shall have been satisfied in accordance with their respective terms or shall have been irrevocably waived by such Person.
SECTION 6.Effect of this Agreement.
(a)Except as expressly set forth in this Agreement or in the Existing Credit Agreement, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Security

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Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Agreement. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.
(b)On and after the First Repricing Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Existing Credit Agreement as modified by this Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
(c)This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof.
SECTION 7.Costs and Expenses. The Borrowers hereby agree to reimburse the Administrative Agent in full upon demand for its reasonable and documented out-of-pocket expenses in connection with this Agreement, including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent, in each case, as required to be reimbursed pursuant to the Credit Agreement.
SECTION 8.Reaffirmation of Guarantees and Collateral.
(d)By executing and delivering a counterpart hereof, each Loan Party party hereto, on behalf of itself and each other Loan Party that is a subsidiary thereof, (A) agrees that, notwithstanding the effectiveness of this Agreement, after giving effect to this Agreement, the Security Documents of such Loan Party, as applicable, and each guarantee provided by such Loan Party (whether pursuant to the Guarantee Agreement or the Existing Credit Agreement) continue to be in full force and effect, (B) agrees that all of the Liens and security interests created and arising under each Security Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for its obligations, liabilities and indebtedness under the Existing Credit Agreement as amended by this Agreement and under its guarantees in the other Loan Documents, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Agreement) and (C) affirms and confirms all of its obligations, liabilities and indebtedness under the Existing Credit Agreement and each other Loan Document, in each case after giving effect to this Agreement, including such Loan Party’s guarantee of the Obligations and the pledge of and/or grant of a Lien and/or other security interest in such Loan Party’s assets as Collateral pursuant to the Security Documents to secure such Obligations, all as provided in the Security Documents and such other Loan Documents, and acknowledges and agrees that such obligations, liabilities, guarantees, pledges and grants continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents, in each case, to the extent provided in, and

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subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Agreement).
SECTION 9.Left Lead Arranger and First Repricing Arrangers. Each Loan Party agrees that the Left Lead Arranger and the First Repricing Arrangers shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the “Arrangers” under the Credit Agreement (including pursuant to Section 8.08, Section 8.11 and Section 9.05 of the Existing Credit Agreement).
SECTION 10.GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 11.Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03 of the Existing Credit Agreement. Delivery of an executed counterpart to this Agreement by electronic transmission pursuant to procedures approved by the Administrative Agent shall be as effective as delivery of a manually signed original. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein or in the Credit Agreement to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
SECTION 12.Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 13.Severability; Jurisdiction; Waiver of Jury Trial. Section 9.11, Section 9.12 and Section 9.15 of the Existing Credit Agreement are hereby incorporated by reference into this Agreement and shall apply to this Agreement, mutatis mutandis.
SECTION 14.Post-Closing Obligations. The Borrowers hereby agree to deliver the items set forth on Schedule 3 to this Agreement after the First Repricing Effective Date within the time period specified thereon.
SECTION 15.No Novation. The Loan Parties party hereto have requested, and the Lenders party hereto have agreed, that the Existing Credit Agreement be, effective from the First Repricing Effective Date, amended as set forth herein. Such amendment shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement.
SECTION 16.Loan Document. This Agreement shall constitute a Loan Document under the terms of the Existing Credit Agreement.

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SECTION 17.Cashless Rollover of Certain Loans. It is understood and agreed that (a) subject to the proviso to this clause (a), simultaneously with the making of its 2024 Refinancing Term B Loans by each 2024 Refinancing Term B Rollover Lender pursuant to Section 2.01(a) of the Credit Agreement and the exchange and conversion referred to in such Section, all Existing Term B Loans of such 2024 Refinancing Term B Rollover Lender shall be deemed to be extinguished, repaid and no longer outstanding and such 2024 Refinancing Term B Rollover Lender shall thereafter hold a 2024 Refinancing Term B Loan in the principal amount of such 2024 Refinancing Term B Rollover Lender’s Existing Term B Loans outstanding immediately prior to giving effect to such exchange and conversion (or its Allocated Amount, if less than the amount of its Existing Term B Loans); provided that, for the avoidance of doubt, to the extent the principal amount of the Existing Term B Loans of such 2024 Refinancing Term B Rollover Lender exceeds the 2024 Refinancing Term B Loans so allocated to such 2024 Refinancing Term B Rollover Lender, such Existing Term B Loans of such 2024 Refinancing Term B Rollover Lender shall only be deemed so extinguished, repaid and no longer outstanding when such excess is repaid in cash on the First Repricing Effective Date and (b) except to the extent expressly contemplated by the immediately preceding proviso, each 2024 Refinancing Term B Rollover Lender shall not receive, in respect of any such Existing Term B Loans so deemed to be extinguished, repaid and no longer outstanding pursuant to the foregoing clause (a), any prepayment being made to other Lenders holding Existing Term B Loans from the proceeds of the 2024 Refinancing Term B Loans. For the avoidance of doubt, the principal amount of each 2024 Refinancing Term B Rollover Lender’s 2024 Refinancing Term B Loans as of the First Repricing Effective Date shall be the amount set forth in the spreadsheet prepared and held by JPM, in its capacity as the Left Lead Arranger.

[Remainder of page intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.
COMPANY:
FLUTTER ENTERTAINMENT PLC
By:    /s/ Edward Traynor

Name: Edward Traynor

Title: Company Secretary /Attorney

[Signature Page to First Repricing Agreement]

FLUTTER FINANCE FLUTTER FINANCING B.V.

By:     /s/ Edward Traynor
Name:     Edward Traynor

Title:     Managing Director A

By:     /s/ Dennis Kramer
Name: Dennis Kramer

Title: Managing Director B

[Signature Page to First Repricing Agreement]

PPB

PPB TREASURY UNLIMITED COMPANY

By:     /s/ Edward Traynor
Name:     Edward Traynor

Title: Director

[Signature Page to First Repricing Agreement]

BETFAIR

BETFAIR INTERACTIVE US FINANCING LLC

By: /s/ David Jennings
Name: David Jennings

Title: CFO

[Signature Page to First Repricing Agreement]

TSEH

TSE HOLDINGS LIMITED

By:     /s/ Robert Coldrake

Name: Robert Coldrake

Title: Director

[Signature Page to First Repricing Agreement]

FANDUEL

FANDUEL GROUP FINANCING LLC

By: /s/ David Jennings
Name: David Jennings

Title: CFO

[Signature Page to First Repricing Agreement]

J.P. MORGAN SE,
as Administrative Agent
By:    /s/ Harris Amjad
Name: Haaris Amjad
Title: Associate

[Signature Page to First Repricing Agreement]

JPMORGAN CHASE BANK, N.A., as 2024
Refinancing Term B Lender

By:    /s/ Thomas Hacker
Name: Thomas Hacker
                        Title: Executive Director

[Signature Page to First Repricing Agreement]

[Signature Pages of 2024 Refinancing Term B Rollover Lenders on File with Administrative Agent]

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SCHEDULE 1
2024 REFINANCING TERM B COMMITMENTS

2024 Refinancing Term B Lender	2024 Refinancing Term B Commitment
JPMorgan Chase Bank, N.A.	$434,334,109.23
The 2024 Refinancing Term B Rollover Lenders (on file with the Administrative Agent)	aggregate $3,450,683,078.27
Total	$3,885,017,187.50

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SCHEDULE 2
1.A customary legal opinion, in form and substance reasonably satisfactory to the Administrative Agent, from each of the following:
(a)Simpson Thacher & Bartlett LLP as the New York and Delaware legal counsel     to the Loan Parties;
(b)William Fry LLP as Irish legal counsel to the Administrative Agent;
(c)Loyens & Loyeff N.V. as Dutch legal counsel to the Administrative Agent; and
(d)Latham & Watkins LLP as special English legal counsel to the Administrative Agent.
2.Each of the Borrowers shall deliver (or cause to be delivered) to the Administrative Agent (in each case, to the extent applicable in the relevant jurisdiction) a certificate of a Secretary, Assistant Secretary, Director or similar officer of each Loan Party (or the equivalent of such in the relevant jurisdiction) certifying:
(a)(I) a copy of the memorandum, certificate or articles of incorporation or association, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, (1) in the case of a corporation (other than a corporation incorporated or organized in Ireland), certified (to the extent available in any non-U.S. jurisdiction) as of a recent date by the Secretary of State (or other similar official or Governmental Authority in the case of any Loan Party organized outside the United States of America) of the jurisdiction of its organization, or (2) otherwise certified by the Secretary, Assistant Secretary or Director of such Loan Party or other person duly authorized by the constituent documents of such Loan Party or (II) that the applicable documents for such Loan Party in clause (I) have not been amended, modified or revoked in any way since they were last provided to the Administrative Agent on November 30, 2023 or March 14, 2024 (as applicable), and remain in full force and effect;
(b)in the case of any Loan Party organized within the United States of America, a certificate as to the good standing of such Loan Party as of a recent date from such Secretary of State;
(c)in the case of any Loan Party incorporated in Ireland or organized within the U.K, confirming that borrowing or guaranteeing, as appropriate, the First Incremental Term B Loan Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Loan Party to be exceeded;
(d)in the case of a Loan Party incorporated in Ireland, a certificate confirming that the entry into and delivery by any such Loan Party of the Loan Documents and the performance of its obligations thereunder does not constitute financial assistance within the meaning of section 82 of the Irish Companies Act;

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(e)that (I) attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) (to the extent such concept or a similar concept exists under the laws of such Loan Party’s jurisdiction of formation) of such Loan Party as in effect on the First Repricing Effective Date and at all times since the date of the resolutions described in paragraph (f) below or (II) the applicable documents for such Loan Party in clause (I) have not been amended, modified or revoked in any way since they were last provided to the Administrative Agent on March 14, 2024, and remain in full force and effect;
(f)that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents dated as of the First Repricing Effective Date to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the First Repricing Effective Date;
(g)as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and
(h)with the exception of any Loan Party incorporated in England and Wales and any Loan Party incorporated in the Netherlands, as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party.

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SCHEDULE 3

1.Subject to Section 5.10 of the Existing Credit Agreement and the Agreed Guarantee and Security Principles, following the First Repricing Effective Date but no later than 120 days after the First Repricing Effective Date, the Borrowers shall deliver (and cause the other Loan Parties to deliver), security and/or guarantee reaffirmations to ensure that the 2024 Refinancing Term B Loans benefit from the guarantees and security given pursuant to the Guarantee Agreement and each Security Document, together with customary legal opinions, board resolutions and other customary closing certificates, searches and documentation to the extent reasonably requested by the Administrative Agent or the Collateral Agent in forms consistent with those delivered on the Closing Date, or with respect to jurisdictions not implicated on the Closing Date, consistent with those delivered in connection with the Existing Credit Agreements or as otherwise acceptable to the Administrative Agent or the Collateral Agent (acting reasonably).

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